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                                                                   Exhibit 15






                                            May 10, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                         Re:  Parker Drilling Company
                                         Registration on Form S-8 and Form S-3


We are aware that our report dated April 25, 2000, on our review of the interim financial information of Parker Drilling Company for the three month periods ended March 31, 2000 and 1999 and included in this Form 10-Q for the quarter ended March 31, 2000 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345), and
Form S-3 (File No. 333-36498).





                                         By:  /s/PricewaterhouseCoopers LLP
                                              ------------------------------
                                                 PricewaterhouseCoopers LLP